LIONBRIDGE ANNOUNCES FY 2012 RESULTS WITH REVENUE OF $457.1 MILLION, GAAP EPS OF $0.19 AND
NON-GAAP EPS OF $0.46

Extends Revenue and Profit Momentum with Growing Demand across Offerings; Reiterates Outlook for
Ongoing Revenue and Profit Growth in 2013

WALTHAM, Mass. – February 13, 2013 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the fourth quarter and year ended December 31, 2012.

Financial highlights for FY 2012 include:

•	Revenue of $457.1 million, an increase of $29.3 million or 7% from the year ended December 31, 2011.

•	GAAP net income of $11.3 million or $0.19 per share based on 61.1 million fully diluted shares outstanding. This marks an increase of $9.6 million or $0.16 per diluted share compared to FY 2011. FY 2012 GAAP net income includes restructuring and other charges of $8.2 million or $0.13 per share.

•	Non-GAAP adjusted earnings of $27.9 million or $0.46 per share, an increase of $15.0 million or $0.24 per diluted share compared to FY 2011. The Company defines non-GAAP adjusted earnings as net income excluding merger, restructuring and acquisition-related costs, asset impairment costs, stock-based compensation, and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	Cash flow from operations of $18.9 million, an increase of $9.1 million year-on-year.

Business highlights for FY 2012 include:

•	Secured more than 20 new engagements with world-leading brands across industry sectors including entertainment, manufacturing, banking, pharmaceuticals, retail, aerospace, digital marketing, government, automotive and travel.

•	Announced and closed two acquisitions to support the Company’s vertical market expansion and its enterprise crowdsourcing strategy. In June 2012, Lionbridge acquired Productive Resources, LLC (PRI), an Indiana, US-based provider of technical engineering and documentation solutions to clients in the manufacturing and industrial sectors. In November 2012, Lionbridge announced the acquisition of Virtual Solutions Inc., a provider of crowdsourcing solutions to state and local governments. The Company funded these two acquisitions with existing cash resources and $10 million of debt from its revolving line of credit. In 2012, the Company paid down $8 million of debt related to these acquisitions.

•	Successfully scaled its new Global Marketing Operations (GMO) service offering aimed at helping global marketing executives manage and optimize digital marketing campaigns in international markets. This new service offering grew more than $10 million as compared to FY 2011.

•	Announced that its Board of Directors has authorized a share repurchase program allowing the Company to repurchase up to $18 million of the Company’s common stock.

“2012 marked a turnaround year for Lionbridge as we re-energized our sales teams with new offerings and new vertical markets. With this strong new business momentum and ongoing growth from our existing recurring revenue relationships, we delivered on our commitment to increase revenue and to accelerate our profitability across end markets,” said Rory Cowan, CEO, Lionbridge. “Most importantly, we extended our track record of strong earnings growth year-on-year. As a result, we are well positioned for ongoing revenue and profit expansion in 2013.”

Highlights for the fourth quarter ended December 31, 2012 include:

•	Revenue of $113.8 million, an increase of $6.4 million or 6% from the fourth quarter of 2011.

•	GAAP net income of $3.0 million or $0.05 per share based on 62.6 million fully diluted shares outstanding. GAAP net income for the fourth quarter of 2012 includes restructuring and related charges of $962,000 or $0.02 per share. Excluding restructuring and related charges, fourth quarter net income was $4.0 million or $0.06 per share.

•	Non-GAAP adjusted earnings of $6.3 million or $0.10 per share, an increase of $1.4 million or $0.02 year-on-year compared the fourth quarter of FY 2011. The Company defines non-GAAP adjusted earnings as net income excluding merger, restructuring and related costs, asset impairment costs, stock-based compensation, and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

The Company provided an outlook for the first quarter of 2013 with revenue of $115-118 million with ongoing profit expansion year-on-year. It also reiterated its expectations for FY 2013 revenue growth of 6-10% and significant growth in income from operations.

Lionbridge management will conduct a conference call at 9:00 a.m. ET this morning to discuss financial performance for the quarter and other matters, including matters related to its future performance. To participate, callers within the United States can dial 800-857-9821 and international callers can dial 210-234-0023. The pass code for the call is Lionbridge. The conference call will also be available live via the Internet by accessing this l ink.

Non-GAAP Financial Measures
In this release, the Company’s adjusted earnings, adjusted earnings per share, net income excluding restructuring and other charges and net income per share excluding restructuring and other charges are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. These measures are presented because management believes they provide additional information to investors with respect to the performance of our fundamental business activities. “Adjusted earnings,” “Adjusted Earnings per Share (EPS),” “Net income excluding restructuring and other charges” and “Net income per share excluding restructuring and other charges” are Non-GAAP financial measures and should not be viewed as alternatives to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for these measures are net income and diluted net income per share and has provided a reconciliation of GAAP net income to adjusted earnings, adjusted earnings per share, net income excluding restructuring and other charges and net income per share excluding restructuring and other charges at the end of this release.

About Lionbridge
Lionbridge enables more than 800 world-leading brands to increase international market share, speed adoption of products and effectively engage their customers in local markets worldwide. Using our innovative cloud technology platforms and our global crowd of more than 100,000 professional cloud workers, we provide translation, online marketing, global content management and application testing solutions that ensure global brand consistency, local relevancy and technical usability across all touch points of the customer lifecycle. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance, expected revenue and operating profit (income from operations) growth and outlook, and the momentum, pace and strengthening of such growth, of Lionbridge in Q1 2013 and FY 2013, and increase in demand for its new programs. These forward-looking statements reflect management’s current views and Lionbridge does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law. Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; the loss of or reduction in demand from one or more major client or customer, which would materially affect Lionbridge’s business; Lionbridge’s ability to expand its relationships with existing clients; Lionbridge’s ability to broaden its client base; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the impact of competing language technology on the Company’s existing customer relationships and ability to secure new customers; the ability of Lionbridge to realize the expected benefits of its technology initiatives and acquisitions and the timing of the realization of such benefits; errors, interruptions or delays in SaaS-based technology or Web hosting; breaches of security measures; risks associated with the financial aspects of the subscription model utilized in connection with the its SaaS-based technology offerings; the cost, complexity, timing and speed of continued development and enhancements of real-time machine translation technology initiatives, including customer and user acceptance of the Company’s services and technologies; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the ability of Lionbridge to integrate acquisitions and expand its customer relationships and the timing and success of such activities; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; the portion of the Company’s service engagements that are subject to the impact of foreign currency fluctuations; continued uncertainty and volatility in global economic conditions that could negatively affect demand for the Company’s services and technologies; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations and expenses and delays associated with any such activities; longer collection cycles in particular jurisdictions; risks associated with competition; Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; changes in interpretation of statutory and regulatory positions by international tax authorities in countries in which Lionbridge conducts business; changes in interpretation of employment and tax positions by U.S. state and federal authorities; the failure of Lionbridge to keep pace with technological changes or changing customer needs; the risk of claims by third parties of intellectual property claims; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors in its service offerings. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov.

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenue ........................................	$113,769	$107,385	$457,124	$427,856
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below)............................................................	79,479	72,015	314,401	296,221
Sales and marketing............................................................	9,039	8,608	34,091	33,563
General and administrative...................................................	18,088	18,327	75,758	75,047
Research and development...................................................	1,293	1,468	5,399	5,765
Depreciation and amortization............................................	1,695	1,615	6,616	5,956
Amortization of acquisition-related intangible assets..................	754	583	2,454	2,332
Restructuring and other charges..........................................	962	67	8,206	3,369

Total operating expenses...................................................	111,310	102,683	446,925	422,253

Income from operations.........................................................	2,459	4,702	10,199	5,603
Interest expense:
Interest on outstanding debt ................................................	189	196	732	722
Amortization of deferred financing costs .................................	25	25	99	100
Interest income ......................................................................	22	22	80	71
Other expense, net ..................................................................	249	2,545	1,054	3,195

Income before income taxes............................................................	2,018	1,958	8,394	1,657
Provision for (benefit from) income taxes...........................................	(1,027)	(1,079)	(2,931)	(71)

Net income...........................................................................	$3,045	$3,037	$11,325	$1,728

Net income per share of common stock:
Basic	$0.05	$0.05	$0.19	$0.03
Diluted	$0.05	$0.05	$0.19	$0.03
Weighted average number of common shares outstanding:
Basic	59,574	58,047	59,102	57,859
Diluted	62,626	59,437	61,119	59,478

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	December 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents................................................	$25,797	$25,219
Accounts receivable, net of allowances of $250 at December 31, 2012 and $500 at December 31, 2011.....................................	64,152	58,413
Unbilled receivables............................................................	22,052	20,665
Other current assets............................................................	11,348	9,120

Total current assets......................................................	123,349	113,417
Property and equipment, net......................................................	20,142	21,725
Goodwill ............................................................................	18,988	9,675
Other intangible assets, net.........................................................	16,181	7,256
Other assets........................................................................	5,451	5,674

Total assets......................................................	$184,111	$157,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable......................................................	$19,897	$19,347
Accrued compensation and benefits....................................	14,229	15,696
Other accrued expenses and current liabilities..............................	28,145	21,802
Deferred revenue............................................................	9,277	11,057

Total current liabilities................................................	71,548	67,902
Long-term debt...................................................................	26,700	24,700
Deferred income taxes, long-term.............................................	1,148	641
Other long-term liabilities......................................................	15,010	13,212
Total stockholders’ equity ......................................................	69,705	51,292

Total liabilities and stockholders’ equity...........................	$184,111	$157,747

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EPS (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income ........................................	$3,045	$3,037	$11,325	$1,728
Amortization of acquisition-related intangible assets.....................	754	583	2,454	2,332
Stock-based compensation...................................................	1,577	1,300	5,916	5,515
Restructuring and acquisition related charges...........................	962	67	3,969	3,369
Asset impairment............................................................	0	0	4,237	0

Adjusted earnings.........................................................	$6,338	$4,987	$27,901	$12,944

Fully diluted weighted average number of common shares outstanding	62,626	59,437	61,119	59,478
Adjusted EPS	$0.10	$0.08	$0.46	$0.22